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                                                                    Exhibit 3.10

                    CERTIFICATE OF AMENDMENT AND RESTATEMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                          FOUCE AMUSEMENT ENTERPRISES,
                            a California corporation


          Frank L. Fouce and Betty L. Fouce certify that:

          1. They are the duly elected and acting President and Secretary, respectively, of Fouce Amusement Enterprises, a California corporation.

          2. The Articles of Incorporation of the Corporation are amended and restated to read in their entirety as follows:

               One:   The name of the Corporation is Fouce Amusement
          Enterprises.

               Two:   The Corporation elects to be governed by all of the
          provisions of the General Corporation Law (as added to the California Corporations Code effective January 1, 1977, and as subsequently amended) not otherwise applicable to the Corporation under Chapter 23 of the General Corporation Law.

               Three: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

               Four: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is TWO THOUSAND (2,000) shares of Common Stock, without par value.

               Five: The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

          The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in

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          Section 204 of the California Corporations Code with respect to actions for breach of duty to the Corporation and its shareholders. Any repeal or modification of the foregoing provisions of this Section Five by the shareholder(s) of the Corporation shall not adversely affect any right of indemnification or limitation of liability of a director or officer of the Corporation relating to acts or omissions occurring prior to such repeal or modification.

          3. The foregoing Restated and Amended Articles of Incorporation have been duly approved by the Board of Directors of the Corporation.

          4. The foregoing Article Amendments were approved by the required vote of the shareholders of the Corporation in accordance with Section 902 of the California General Corporation Law. The total number of outstanding shares of the Corporation is 200. The number of shares voting in favor of the amendment equaled 100% of the outstanding shares.

          IN WITNESS WHEREOF, the undersigned executed this Certificate on December 22, 1997.

                                   /s/ Frank L. Fouce
                                  -------------------------------
                                  Frank L. Fouce, President

                                   /s/ Betty L. Fouce
                                  -------------------------------
                                  Betty L. Fouce, Secretary

          The undersigned, Frank L. Fouce and Betty L. Fouce, the President and Secretary, respectively, of Fouce Amusement Enterprises, a California corporation, each declares under penalty of perjury that the matters set out in the foregoing Certificate of Amendment and Restatement are true of his own knowledge.

          Executed at Las Vegas, Nevada on December 22, 1997.

                                   /s/ Frank L. Fouce
                                  -------------------------------
                                  Frank L. Fouce, President

                                   /s/ Betty L. Fouce
                                  -------------------------------
                                  Betty L. Fouce, Secretary
                                                                         [STAMP]

                                       -2-

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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                          FOUCE AMUSEMENT ENTERPRISES,
                            a California corporation


          Jose Liberman and Lenard D. Liberman certify that:

          1. They are the duly elected and acting President and Secretary, respectively, of Fouce Amusement Enterprises, a California corporation.

          2. Article One of the Articles of Incorporation of the corporation shall be amended in its entirety to read as follows:

               "One: The name of the corporation is KRCA Television, Inc."

          3. The foregoing amendment has been approved by the Board of Directors of the corporation.

          4. The foregoing amendment was approved by the required vote of the shareholders of the corporation in accordance with Section 902 of the California General Corporation Law. The total number of outstanding shares of the corporation is 200. The number of shares voting in favor of the amendment equaled 100% of the outstanding shares.

          The undersigned each further declares under penalty of perjury that the matters set out in the foregoing Certificate of Amendment are true of his own knowledge.

          IN WITNESS WHEREOF, the undersigned executed this Certificate on January 6, 1998.

                               /s/ Jose Liberman
                              -------------------------------------------------
                              Jose Liberman, President

                               /s/ Lenard D. Liberman
                              -------------------------------------------------
                              Lenard D. Liberman, Secretary